Document Security Systems Announces New Director

Former IBM “Top Inventor” and Chairman of ipCapital Strategy Group, John Cronin, Joins DSS
Board of Directors

ROCHESTER, N.Y., February 21, 2012 — Document Security Systems, Inc. (NYSE Amex: DSS; "DSS"), a leading developer and integrator of cloud computing data security and security printing technologies which prevent counterfeiting and brand fraud, announced today that John Cronin, Managing Director and Chairman, ipCapital Group, Inc. has been elected to the Board of Directors effective immediately.

“I am pleased to welcome John Cronin to our Board of Directors,” said Robert Fagenson, Chairman of Document Security Systems, Inc. “John is a seasoned executive who brings a wealth of knowledge and experience to our Company. His contacts and licensing experience can strategically help DSS monetize our growing intellectual property portfolio. Several months ago we engaged John and his firm, ipCapital Group to perform an analysis of our intellectual property portfolio. His findings convinced us that DSS needs to devote more resources to our potential in the world of “cloud computing” and the types of technologies that can power an additional dynamic potential driver of future growth for our Company. John’s presence on our Board will give us the direct knowledge to develop those strategies quickly with a focused approach. Our recently completed equity financing gives us the financial flexibility to continue to fund additional growth in our historic business lines as well as provide the working capital needed to develop the new patents, products and relationships that are John Cronin’s specialty. We are looking forward to John’s contributions as we work to drive exciting new areas of growth to help build shareholder value.”

CEO Patrick White stated, “Having John Cronin join our Board of Directors is a real win for our shareholders. I look forward to working closely with John on a number of initiatives. He has a track record of successfully operating in a high growth technology environment as well as executing mergers and acquisitions.”

Prior to founding ipCapital Group, John Cronin spent over 17 years at IBM where he became its top inventor with over 100 patents and 150 patent publications. He created and ran the IBM Patent Factory which was essential to helping IBM become number one in U.S. patents and was part of the team that contributed to the start of IBM's successful licensing program.

About DSS (Document Security Systems, Inc.):

DSS provides counterfeit prevention and comprehensive brand and digital information protection solutions to corporations, governments, and financial institutions around the world. DSS develops and manufactures products and services containing patented and patent pending optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners and copiers in the market. DSS's customized solutions are designed to protect against product diversion, counterfeit, and other costly and damaging events. In addition, The Company owns numerous patented and patent-pending technologies and products.

For more information on DSS and its subsidiaries, please visit DSSsecure.com.

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About ipCapital Group:

ipCapital Group has been serving clients that range from early stage to Fortune 500 since 1998. Its interdisciplinary team trained in business, law, marketing, and product development provides a systematic and comprehensive view of the full lifecycle of IP, from inception through shareholder value creation. ipCapital Group maximizes business results for clients that seek to develop and execute IP strategies, strengthen and monetize IP portfolios, and establish and implement Intellectual Asset Management (IAM) practices. ipCapital Group has worked with a variety of public companies including VirnetX. For more information, visit www.ipcg.com.

For more information:

Investor Relations:

Nicole Acton

585-325-3610

Email: ir@documentsecurity.com

Safe Harbor Statement

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions, all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.